UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2024

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pursuant to the Amended and Restated Share Redemption Program (the “Program”) of GTJ REIT, Inc. (the “Company”), on June 5, 2024, the Company redeemed 76,628 shares of the Company’s common stock, $0.0001 par value per share (“Shares”), at a redemption price of $26.10 per Share, for aggregate consideration of $1,999,990.80. The Company received redemption requests exceeding the Program’s $2 million per year limit. As a result, the Company was unable to purchase all Shares presented for redemption. The Company honored the requests it received on a pro rata basis, subject to giving priority for redemptions upon death or disability in accordance with the policy on priority of redemptions set forth in the Program.

Redemptions under the Program are limited to an aggregate of $2 million during any calendar year. Because this limit has been met for the 2024 calendar year, the Company will not redeem any Shares during the next semi-annual period (June 1, 2024 to November 30, 2024). The Company will resume redemptions under the Program for the semi-annual period running from December 1, 2024 to May 31, 2025. Any unsatisfied portions of redemption requests received during the most recently completed semi-annual period will be treated as requests for redemption for the semi-annual period running from December 1, 2024 to May 31, 2025, unless such requests are withdrawn in accordance with the terms of the Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	June 6, 2024	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer